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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 and related Prospectus of Connetics Corporation for the registration of 83,694 shares of common stock and to the incorporation by reference therein of our report dated February 2, 2001, with respect to the consolidated financial statements of Connetics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Palo Alto, California
March 29, 2001